Exhibit 99.1

For Release

November 1, 2007
1:00 p.m. PDT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment, Inc. Reports 2007 Third Quarter Results
Record Quarterly revenues of $148.7 million; Net Income of $3.3 million and
Adjusted EBITDA of $16.0 million

Calabasas, CA, November 1, 2007 — On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills, including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering, reported record revenues for the quarter ended September 30, 2007 of $148,657,000.  Net income for the quarter was $3,255,000, or $0.09 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $14,570,000, which includes $1,472,000 of equity-based compensation expense.

THIRD QUARTER HIGHLIGHTS

•                  Revenues for the quarter were $148,657,000, up 8.4% on a pro-forma basis versus the same quarter in 2006 (including Oxford and Vista in 2006). Excluding the Healthcare segment, revenues increased by 13.2%.

•                  Gross margins increased to 32.0% from 27.5% in the third quarter of 2006.

•                  Operating income was $9,201,000, up from $3,514,000 in the third quarter of 2006.

•                  Adjusted EBITDA (EBITDA plus equity-based compensation) was $16,042,000, up from $5,724,000 in the third quarter of 2006.

•                  Net income was $3,255,000, up from $2,699,000 in the third quarter of 2006. 2006 did not include a $915,000 non-cash expense related to marking the Company’s interest rate swap to market and $3.7 million in amortization expense related to the intangibles acquired with Oxford and Vista.

For the quarter ended September 30, 2007, consolidated revenues were $148,657,000, an increase of 96.4% compared to $75,678,000 in the same period of 2006 (prior to the Oxford and Vista acquisitions).  The Life Sciences segment revenues (previously known as Lab Support) were $34,431,000, up 12.6% from $30,588,000 in the same period of 2006. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare (previously MF&A) lines of business, were down 1.3% to $44,524,000 compared to $45,090,000 in the same period of 2006.  Nurse Travel revenues were $30,826,000, down 3.7% from $32,000,000 in the same period of 2006 while Allied Healthcare was up 4.6% to $13,698,000 from $13,090,000. The Physician segment revenues (formerly Vista Staffing Solutions, which was acquired on January 3, 2007) were $19,138,000, an increase of 15.5% over Vista’s third quarter revenue in 2006. The IT and

Engineering segment revenues (formerly Oxford Global Resources, which was acquired on February 1, 2007) were $50,564,000, an increase of 12.8% over Oxford’s third quarter of 2006.

Operating income for the quarter ended September 30, 2007 was $9,201,000, which includes $1,472,000 of equity-based compensation expense, $1,624,000 of depreciation and $3,745,000 of amortization related to intangible assets, compared to operating income of $3,514,000 in the third quarter of 2006, which included $861,000 in equity-based compensation, $1,106,000 of depreciation and $243,000 of amortization related to intangibles. EBITDA for the quarter was $14,570,000, compared to $4,863,000 in the quarter a year ago, and Adjusted EBITDA (EBITDA plus equity-based compensation) for the quarter was $16,042,000, compared to $5,724,000 in the quarter a year ago. Net income for the quarter ended September 30, 2007 was $3,255,000, or $0.09 per share, which included $915,000 of expense related to the mark to market of a $73,000,000 interest rate swap, compared to $2,699,000, or $0.10 per share, for the quarter ended September 30, 2006.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “We are pleased with this quarter’s gross margin and EBITDA performance. Gross and EBITDA margins expanded on a pro-forma basis year over year, and our Adjusted EBITDA of $16.0 million was up over 180% year over year.  Our acquisitions continue to perform as expected. Revenue growth was above published industry growth rates for each of our segments, except Healthcare. Our IT and Engineering segment actually accelerated its year-over-year quarterly revenue growth rate to 12.8%, its fastest quarterly growth rate of the year. Our Healthcare segment’s year-over-year quarterly revenue growth rate was a negative 1.3%, approximately 700 basis points slower than we believe it should be. The slower growth rate is due to slower progress in replacing revenues from the loss of a previously disclosed major customer and less than acceptable internal execution in our Allied Healthcare group. We believe we are and have taken the necessary steps to return this segment’s revenue performance to industry growth rates in 2008.”

Dameris concluded, “Our focus in the remainder of 2007 will be to continue to improve the performance of our Healthcare segment, maintain our gross margins and contain costs. Although the Nurse Travel market continues to be challenging, we view the remainder of the markets we serve, which make up approximately 80% of our total consolidated revenues, as healthy and productive. This belief is supported by our performance in the first 3 weeks of the 4th quarter.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our third quarter gross margins were 32.0%, virtually equal to 32.1% in the second quarter of 2007, but up significantly from 27.5% in last year’s third quarter. Although a portion of this increase is related to the higher gross margins in our newly acquired businesses, each of our segments saw year-over-year increases. In the 3rd quarter of 2007, gross margins in Life Sciences increased to 33.6% from 32.7% in 2006, and Healthcare gross margins increased to 25.4% from 23.9%. Our new Physician segment gross margins were 29.1% and our new IT and Engineering segment gross margins were 37.7%.

We demonstrated our ability to generate cash, ending the quarter with $37.0 million in cash and cash equivalents, up from $29.4 million in the second quarter and with $143.9 million outstanding on our bank loan versus $144.3 million at the end of the second quarter. Amortization of intangibles was $3.7 million, depreciation was $1.6 million and equity-based compensation was $1.5 million. Cash from stock option exercises and employee stock purchases was $1.1 million and capital expenditures were $1.7 million.”

Brill continued, “Based on revenues in the first three weeks of the fourth quarter and taking into account the normal seasonal customer facility closures and holiday patterns which this year may have more of an impact than last year given the days of the week on which holidays fall, we currently project revenues of $146.5 to $148.0 million for the quarter ending December 31, 2007.  We are projecting gross margins of approximately 31.6% to 31.9% and SG&A of $39.0 to $40.0 million, including depreciation of approximately $1.6 million, amortization of intangibles of approximately $3.8 million and approximately $1.4 million of equity-based compensation expense. We expect an Adjusted EBITDA range of $13.1 to $15.0 million, net income in the range of $2.3 million to $3.4 million and earnings per share range of $0.06 to $0.09, which includes an estimated effective tax rate of 40.6%.

Brill concluded, “At this time, assuming fairly stable labor markets, we project that revenue for the full year will be $561.6 to $563.1 million, which represents growth of 9.3% to 9.5% over 2006 on a pro-forma basis had comparative Oxford and Vista revenues been included in 2006.  We project gross margins for the year of 31.6% to 31.7%, SG&A of $150.6 to $151.6 million, including equity-based compensation of approximately $6.2 million, amortization of intangibles of approximately $15.5 million and depreciation of approximately $6.1 million. This results in earnings per share of $0.26 to $0.29 assuming a 41.1% tax rate, net income of $9.3 million to $10.5 million and Adjusted EBITDA of $53.7 to $55.7 million.”

On Assignment will hold its quarterly conference call to discuss its 2007 third quarter financial results this afternoon, Thursday November 1, 2007 at 1:30 p.m. PDT.  Interested parties are invited to listen to the conference call by dialing (800) 309-8283 or (706) 634-1958 ten minutes before the call. The conference code is 21074491. A replay of the conference call can be accessed from approximately 2:30 a.m. PDT on Thursday November 1, 2007 through Friday November 9, 2007 by dialing (800) 642-1687 or (706) 645-9291 with the access code 21074491.

This call is being webcast by Thomson/CCBN and can be accessed at On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN’s site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN’s Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment

On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing/Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The company’s branch network encompasses approximately 80 branch offices across the United States, United Kingdom, Netherlands, Ireland, Belgium and also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures

Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.  These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization and impairment of goodwill and identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense) which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2007.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margins or earnings per share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 16, 2007.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

(Unaudited)

(In thousands, except per share amounts)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Nine Months Ended
	September 30, 2007	September 30, 2006	June 30, 2007	September 30, 2007	September 30, 2006

Revenues	$148,657	$75,678	$143,854	$415,140	$211,037
Cost of Services	101,130	54,898	97,613	283,912	154,005
Gross Profit	47,527	20,780	46,241	131,228	57,032
Selling, General and Administrative Expenses	38,326	17,266	38,992	111,579	50,696
Operating Income	9,201	3,514	7,249	19,649	6,336
Interest Expense	(2,940)	(51)	(2,988)	(8,064)	(54)
Interest Income	344	376	220	982	869
Other (Expense) Income	(915)	—	431	(484)	—
Pre-tax Income	5,690	3,839	4,912	12,083	7,151
Income Tax Provision	2,435	1,140	1,974	4,979	2,236

Net Income	$3,255	$2,699	$2,938	$7,104	$4,915

Diluted Earnings Per Share	$0.09	$0.10	$0.08	$0.20	$0.18

Weighted Average Common and Common Equivalent Shares Outstanding—Diluted	35,886	26,869	35,813	35,744	26,752

(Unaudited)

(In thousands)

SUPPLEMENTAL FINANCIAL INFORMATION

	Quarter Ended			Nine Months Ended
	September 30, 2007	September 30, 2006	June 30, 2007	September 30, 2007	September 30, 2006
Revenues:
Life Sciences Segment	$34,431	$30,588	$33,388	$99,488	$86,116

Healthcare Staffing Segment	44,524	45,090	43,668	130,825	124,921

Physician Staffing Segment	19,138	—	18,120	55,237	—

IT and Engineering Segment	50,564	—	48,678	129,590	—
Consolidated Revenues	$148,657	$75,678	$143,854	$415,140	$211,037

Gross Profit:
Life Sciences Segment	$11,585	$9,988	$11,369	$33,361	$27,786

Healthcare Staffing Segment	11,295	10,792	11,087	32,882	29,246

Physician Staffing Segment	5,564	—	5,662	16,511	—

IT and Engineering Segment	19,083	—	18,123	48,474	—
Consolidated Gross Profit	$47,527	$20,780	$46,241	$131,228	$57,032

(Unaudited)

(In thousands)

SELECTED CASH FLOW INFORMATION

	Quarter Ended			Nine Months Ended
	September 30, 2007	September 30, 2006	June 30, 2007	September 30, 2007	September 30, 2006
Cash provided by Operations	8,506	2,646	9,213	22,352	12,001
Capital Expenditures	1,685	800	1,164	4,339	3,054

(Unaudited)

 (In thousands)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of
	September 30, 2007	September 30, 2006	June 30, 2007
Cash and Cash Equivalents	$37,042	$35,572	$29,383
Accounts Receivable, net	81,783	41,291	78,023
Intangible Assets, net	231,668	18,018	235,668
Total Assets	383,203	107,974	374,745
Bank Debt — Current Portion	1,450	—	1,450
Current Liabilities	43,389	21,439	40,981
Bank Debt — Long Term	142,463	—	142,825
Other Long Term Liabilities	5,891	622	5,349
Stockholders’ Equity	191,460	85,913	185,590

(Unaudited)

(In thousands, except per share amounts)

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO
NON-GAAP EBITDA AND EBITDA PER SHARE

	Quarter Ended
	September 30, 2007		September 30, 2006		June 30, 2007
Net Income	$3,255	$0.09	$2,699	$0.10	$2,938	$0.08
Other Expense (Income)	915	0.03	—	0.00	(431)	(0.01)
Interest Expense (Income), net	2,596	0.07	(325)	(0.01)	2,768	0.08
Income Tax Provision	2,435	0.07	1,140	0.04	1,974	0.06
Depreciation	1,624	0.05	1,106	0.04	1,551	0.04
Amortization of Intangibles	3,745	0.10	243	0.01	3,778	0.10
EBITDA	14,570	0.41	4,863	0.18	12,578	0.35
Equity-based compensation	1,472	0.04	861	0.03	2,231	0.06
Adjusted EBITDA	$16,042	$0.45	$5,724	$0.21	$14,809	$0.41

Weighted Average Common and Common Equivalent Shares Outstanding	35,886		26,869		35,813

	Nine Months Ended
	September 30, 2007		September 30, 2006
Net Income	$7,104	$0.20	$4,915	$0.18
Other Expense	484	0.01	—	0.00
Interest Expense (Income)	7,082	0.20	(815)	(0.03)
Income Tax Provision	4,979	0.14	2,236	0.09
Depreciation	4,516	0.12	3,592	0.13
Amortization of Intangibles	11,688	0.33	715	0.03
EBITDA	35,853	1.00	10,643	0.40
Equity-based Compensation	4,809	0.14	1,875	0.07
Adjusted EBITDA	$40,662	$1.14	$12,518	$0.47

Weighted Average Common and Common Equivalent Shares Outstanding	35,744		26,752

(Unaudited)

(In thousands)

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED
NON-GAAP EBITDA AND ADJUSTED EBITDA

	Guidance Range
	Quarter Ended December 31, 2007		Year Ended December 31, 2007

Net Income	$2,300	$3,400	$9,300	$10,500
Interest Expense	2,500	2,500	10,100	10,100
Income Tax Provision	1,500	2,300	6,500	7,300
Depreciation and Amortization	5,400	5,400	21,600	21,600
EBITDA	11,700	13,600	47,500	49,500
Equity-based Compensation	1,400	1,400	6,200	6,200
Adjusted EBITDA	$13,100	$15,000	$53,700	$55,700

(Unaudited)

(In thousands, except percentages)

SUPPLEMENTAL FINANCIAL INFORMATION — REVENUES AND GROSS MARGINS

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q3 2007	34,431	13,698	30,826	44,524	19,138	50,564	148,657
Q2 2007	33,388	14,337	29,331	43,668	18,120	48,678	143,854
% Sequential Growth	3.1%	(4.5)%	5.1%	2.0%	5.6%	3.9%	3.3%
Q3 2006 (Pro-Forma)(1)	30,588	13,090	32,000	45,090	16,576 (1)	44,833 (1)	137,087 (1)
% Year over Year Growth	12.6%	4.6%	(3.7)%	(1.3)%	15.5%	12.8%	8.4%

Gross Margins:
Q3 2007	33.6%	32.3%	22.3%	25.4%	29.1%	37.7%	32.0%
Q2 2007	34.1%	32.3%	22.0%	25.4%	31.2%	37.2%	32.1%
Q3 2006	32.7%	32.8%	20.3%	23.9%	— (2)	— (2)	27.5%

(1) Pro-Forma amounts represent 2006 results including Vista and Oxford as if the acquisitions had occurred at the beginning of 2006

(2) Comparative amounts for Vista and Oxford not available for this period

(Unaudited)

SUPPLEMENTAL FINANCIAL INFORMATION — KEY METRICS

	For the Quarter Ended
	September 30, 2007	June 30, 2007
Percentage of Revenues:
Top Ten Clients	8.2%	10.0%
Direct Hire/Conversion	2.0%	2.1%

Bill Rate Increase:
% Sequential Growth	3.6%	1.2%
% Year-over-Year Growth	51.1%	51.4%

Bill/Pay Spread:
% Sequential Growth	4.5%	0.8%
% Year-over-Year Growth	50.5%	51.8%

Average Headcount:
Contract Professionals (CP)	4,990	4,993
Staffing Consultants (SC)	755	714

Productivity:
Gross Profit per SC	63,000	65,000
CP per SC	6.6	7.0